Exhibit 3.2

BY-LAWS
OF
NORTHWEST INDIANA BANCORP

Article I

Meetings of Shareholders

Section 1.1.          Annual Meetings. Annual meetings of the shareholders of the Corporation shall be held within 120 days after the end of the Corporation’s fiscal year on the third Wednesday of April of each year, at such hour and place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation at 8:30 A.M. (local time). The Board of Directors may, by resolution, change the date or time of such annual meeting. If the day fixed for any annual meeting of shareholders shall fall on a legal holiday, then such annual meeting shall be held on the first following day that is not a legal holiday.

Section 1.2.          Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors or the President and shall be called by the Board of Directors if the Secretary receives written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least 25% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided, however, that any such demand(s) delivered to the Secretary at any time at which the Corporation has more than 50 shareholders must be properly delivered by the holders of shares representing at least 80% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand. The Board of Directors or the President, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

Section 1.3.          Notices. A written notice, stating the date, time and place of any meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than 10 nor more than 60 days before the date of the meetings. In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by shareholders, such notice shall be given no later than the 60th day after the Corporation’s receipt of the demand requiring the meeting to be called. Notice of shareholders’ meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation’s current record of shareholders. Except as required by the Indiana Business Corporation Law, as amended (the “IBCL”), or the Corporation’s Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records. A shareholder’s attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders’ meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

Section 1.4.          Voting. Except as otherwise provided by the IBCL or the Corporation’s Article of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting shall entitle the record holder thereof, or his proxy, to one vote on each matter voted on at the meeting.

Section 1.5.          Quorum. Unless the Corporation’s Articles of Incorporation or the IBCL provide otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 1.6.          Vote Required To Take Action. If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation’s Articles of Incorporation or the IBCL require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast. Shareholders shall not have the right to cumulate their votes for Directors.

Section 1.7.          Record Date. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders’ meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date 70 days immediately preceding the meeting. In the absence of such determination, the record date shall be the 50th day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

Section 1.8.          Proxies. A shareholder may vote his shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders’ meeting within the effective period of such proxy) by signing an appointment form, either personally or by the shareholders’ attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for 11 months unless a longer period is expressly provided in the appointment form. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the IBCL and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 1.9.          Removal of Directors. Any or all of the members of the Board of Directors may be removed, for good cause, only at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of outstanding shares representing at least 80% of the votes then entitled to be cast at an election of Directors. Directors may not be removed in the absence of good cause.

Section 1.10.      Written Consents. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 1.10 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document. If the IBCL or the Corporation’s Articles of Incorporation or these By-Laws require that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of voting shareholders, the Corporation shall give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken.

Section 1.11.      Participation by Conference Telephone. The President or the Board of Directors may permit any or all shareholders to participate in an annual or special meeting of shareholders by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.

Article II

Directors

Section 2.1.          Number and Terms. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of eleven (11) Directors. The Directors shall be divided into three groups, consisting of three Directors each, with the term of office of the first group to expire at the 1994 annual meeting of shareholders, the term of office of the second group to expire at the 1995 annual meeting of shareholders, and the term of office of the third group to expire at the 1996 annual meeting of shareholders; and at each annual meeting of shareholders, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same group as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of shareholders.

Despite the expiration of a Director’s term, the Director shall continue to serve until his successor is elected and qualified, or until the earlier of his death, resignation, disqualification or removal, or until there is a decrease in the number of Directors. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director’s predecessor was elected.

The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

Section 2.2.          Quorum and Vote Required To Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the IBCL, the Corporation’s Articles of Incorporation or these By-Laws.

Section 2.3.          Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

Section 2.4.          Special Meetings. Special meetings of the Board of Directors may be called by any member of the Board of Directors upon not less than 24 hours’ notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.5.          Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section 2.5 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.

Section 2.6.          Participation by Conference Telephone. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 2.7.          Committees. (a) The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

(b)               To the extent specified by the Board of Directors in the resolution creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

(1)               authorize dividends or other distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method, or within a range, prescribed by the Board of Directors;

(2)               approve or propose to shareholders action that is required to be approved by shareholders;

(3)               fill vacancies on the Board of Directors or on any of its committees;

(4)               except to the extent permitted by clause (7) of this subsection, amend the corporation’s Articles of Incorporation under IC 23-1-38-2;

(5)               adopt, amend or repeal provisions of these By-Laws;

(6)               approve a plan of merger not requiring shareholder approval; or

(7)               authorize or approve the issuance or sale or a contract for sale of shares of the Corporation, or determine the designation and relative rights, preferences and limitations of a class or series of shares of the Corporation, except the Board of Directors may authorize a committee to take action described in this clause (7) within limits prescribed by the Board of Directors.

(c)                Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.6 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

Section 2.8.          Election Not to be Governed by Ind. Code Section 23-1-33-6(c). The Corporation shall not be governed by any of the provisions set forth in Section 23-1-33-6(c) of the IBCL.

Article III

Officers

Section 3.1.          Designation Selection and Terms. The officers of the Corporation shall consist of the President, the Treasurer and the Secretary. The Board of Directors may also designate a Chairman of the Board, and may designate any such Chairman of the Board as an officer of the Corporation. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board as the chief executive officer. The Board of Directors may also elect such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office. The officers of the Corporation shall, be elected by the Board of Directors and need not be selected from among the members of the Board of Directors, except for Chairman of the Board, if any, and the President who shall be members of the Board of Directors. Any two or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such authority and duties as generally appertain to their respective offices.

The election or appointment of an officer does not itself create contract rights.

Section 3.2.          Removal. The Board of Directors may remove any officer, at any time with or without cause. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors.

Section 3.3.          Remuneration. The Board of Directors may, at its discretion from time to time, fix the remuneration of any officer by resolution included in the minutes of the proceedings of the Board of Directors.

Article IV

Execution of Documents: Loans: Checks

Section 4.1.          Execution of Documents. The Board of Directors may authorize any officer or employee to sign, in the Corporation’s name, any deed, lease, contract or other document, and such authority may be general or confined to specific instances. In the absence of any such authorization, the President shall have the authority to sign any such document that has been approved by the Board of Directors, unless specifically directed otherwise by the Board of Directors or otherwise provided herein or in the Corporation’s Articles of Incorporation.

Section 4.2.          Loans. Such of the officers of the Corporation as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minutes of the proceedings of the Board of Directors shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation’s behalf, to establish credit, to discount bills and papers, to pledge collateral, and to execute such notes, bonds, debentures, or other evidences of indebtedness, and such mortgages, trust indentures, and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.

Section 4.3.          Checks. All checks, drafts or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation; and in the absence of such designation, such checks, drafts, or other orders for payment shall be signed by either the President or the Treasurer.

Article V

Stock

Section 5.1.          Execution. Certificates for shares of the capital stock of the Corporation shall be signed by the Chairman and CEO, or in his absence or unavailability the President, and by the Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

Section 5.2.          Contents. Each certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

Section 5.3.          Transfers. Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment, or authority to transfer, and delivered to the Secretary.

Section 5.4.          Stock Transfer Records. There shall be entered upon the stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind, and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred, and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders’ list giving the names and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

Section 5.5.          Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

Section 5.6.          Loss Destruction, or Mutilation of Certificates. The holder of any of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents, and registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

Article VI
Miscellaneous

Section 6.1.          IBCL. The provisions of the IBCL applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

Section 6.2.          Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December of each year.

Section 6.3.          Redemption of Shares Acquired in Control Share Acquisitions. If and whenever the provisions of IC 23-1-42 apply to the Corporation, any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation, if either:

(a)                no acquiring person statement has been filed with the Corporation with respect to such control share acquisition in accordance with IC 23-1-42-6; or

(b)               the control shares are not accorded full voting rights by the Corporation’s shareholders as provided in IC 23-1-42-9.

A redemption pursuant to Section 6.3(a) may be made at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 6.3(b) may be made at any time during the period ending two years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 6.3 shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these By-Laws or adopted by resolution of the Board of Directors.

As used in this Section 6.3, the terms “control shares,” “control share acquisition,” “acquiring person statement,” and “acquiring person” shall have the meanings ascribed to such terms in IC 23-1-42.

Section 6.4.          Amendments. These By-Laws may be rescinded, changed or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation’s Articles of Incorporation or by the IBCL.

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